Exhibit 24.1

POWER OF ATTORNEY

April 26, 2022

Each person whose signature appears below appoints James C. Fish, Jr., Devina A. Rankin and Charles C. Boettcher, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, to sign a Registration Statement on Form S-3 and any and all amendments to the Registration Statement and all documents or instruments necessary to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ JAMES C. FISH, JR. James C. Fish, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ DEVINA A. RANKIN Devina A. Rankin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ LESLIE K. NAGY Leslie K. Nagy	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ ANDRÉS R. GLUSKI. Andrés R. Gluski	Director

/s/ VICTORIA M. HOLT Victoria M. Holt	Director

/s/ KATHLEEN M. MAZZARELLA Kathleen M. Mazzarella	Director

/s/ SEAN E. MENKE Sean E. Menke	Director

/s/ WILLIAM B. PLUMMER William B. Plummer	Director

/s/ JOHN C. POPE John C. Pope	Director

/s/ MARYROSE T. SYLVESTER Maryrose T. Sylvester	Director

/s/ THOMAS H. WEIDEMEYER	Chairman of the Board and Director
Thomas H. Weidemeyer